Exhibit 10.44

Request for Use of Special Overdraft Service

Translated From Japanese

[Notice of Applicable Interest Rate Period]

Application date: November 27, 2007

Name: Hideki Anan, President & CEO Global Hotline, Inc.

Having confirmed the following conditions, I do hereby submit a request to Sumitomo Mitsui Banking Corporation for the use of the special overdraft service as outlined below. If you consent, please deposit the applicable amount to my (the applicant’s) account.

Amount	¥300,000,000
Use	Operating funds
Desired date of deposit	November 30, 2007	Expected date of final repayment	December 28, 2007

Payment details	Payment cycle	Payment date	Number of payments	Amount repaid
	months	of each month	times	yen
yen
yen
yen
Final due date				300,000,000 yen
Method of interest payment	Lump sum payment
Handling of bank holidays	In the event that one of the dates above falls on a bank holiday, the payment shall be made on the following business day.

Basic interest rate	□ Short-term prime rate	Applicable interest rate	3.00% APR
□
	Applicable interest rate period	In the event that the applicable interest rate period is divided within the borrowing period and rates are adjusted accordingly:
	Starts: Ends:	1. Rates automatically adjusted on the every months. 2. Notification made each time with Notice of Applicable Interest Rate Period.

1.

Payments shall be made according to the separately provided Special Overdraft Agreement (or, alternatively, the Specified Overdraft Agreement or the Special Overdrawing Account Agreement) by automatic transfer.

2.	Repayment of the borrowed funds shall be done according to the above payment details, regardless of the aforementioned original agreement.
3.

In the event that a partial early repayment is made and no particular indications are made, later repayments shall be made according to the above schedule, and the final date of repayment shall be moved up.

4.	When the market interest rate is applied as the basic interest rate, the application for the applicable interest rate period shall be made here.

Request for Use of Special Overdraft Service (3-3) [Retain for 10 years 8032 17.4]

Global Hotline, Inc.